UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2023

BANYAN ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41236	86-2556699
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Skokie Blvd

Suite 820

Northbrook, Illinois 60062

(Address of principal executive offices)

(847) 757-3812
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one Redeemable Warrant	BYN.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	BYN	New York Stock Exchange
Redeemable Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	BYN.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

On or about April 11, 2023, in connection with the special meeting of stockholders (the “Extension Meeting”) of Banyan Acquisition Corporation, a Delaware corporation (the “Company”), scheduled to be held on April 18, 2023 (or any postponement or adjournment thereof), at which the Company’s stockholders will vote on, among other things, proposals to amend the Company’s amended and restated certificate of incorporation and trust agreement to extend the date by which the Company has to consummate a business combination (the “Extension Proposals”) from April 24, 2023 to December 24, 2023, the Company and Banyan Acquisition Sponsor LLC (the “Sponsor”), entered into non-redemption agreements (the “Non-Redemption Agreements”) with unaffiliated third parties, pursuant to which such third parties have agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 1,200,000 shares of Class A common stock of the Company (the “Non-Redeemed Shares”) in connection with the Extension Proposals. Pursuant to such Non-Redemption Agreements, the Sponsor has agreed, in exchange for the foregoing commitments not to redeem the Non-Redeemed Shares, to transfer an aggregate of 300,000 shares of Class B common stock of the Company held by the Sponsor to such third parties immediately following consummation of an initial business combination if such third parties continue to hold the Non-Redeemed Shares through the Extension Meeting. Additionally, as part of the Non-Redemption Agreements, the Company agreed that it will not transfer funds from the trust account into demand deposit accounts or certificates of deposit until 24 months after the date of the consummation of the Company’s initial public offering (which date is beyond the date contemplated by the Extension Proposals). The Non-Redemption Agreements are expected to increase the amount of funds that remain in the Company’s trust account following the Extension Meeting relative to the amount of funds remaining in the trust account had the Non-Redemption Agreements not been entered into. The Company and the Sponsor anticipate entering into additional, similar Non-Redemption Agreements in connection with the Extension Meeting.

The foregoing summary of the Non-Redemption Agreements entered into with the unaffiliated third parties does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement that is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Participants in the Solicitation

The Company, the Sponsor and the Company’s directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Extension Meeting. Important information regarding the Company’s directors and executive officers is available in its definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2023, for the Extension Meeting (the “Proxy Statement”). Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Additional Information

The Company has filed the Proxy Statement with the SEC for the Extension Meeting to consider and vote upon the Extension Proposals and other matters and, beginning on or about March 31, 2023, mailed the Proxy Statement and other relevant documents to its stockholders as of the March 24, 2023 record date for the Extension Meeting. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Extension Meeting because these documents will contain important information about the Company, the Extension Proposals and related matters. Stockholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing your request to Morrow Sodali LLC by telephone by dialing (800) 662-5200 or (203) 658-9400 or by sending an email to BYN.info@investor.morrowsodali.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Updated Form of Non-Redemption Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2023	Banyan Acquisition Corporation

/s/ Keith Jaffee
Keith Jaffee
Chief Executive Officer

Exhibit 10.1

NON-REDEMPTION AGREEMENT AND ASSIGNMENT OF ECONOMIC INTEREST

This Non-Redemption Agreement and Assignment of Economic Interest (this “Agreement”) is entered as of April [__], 2023 by and among Banyan Acquisition Corporation, a Delaware corporation (“Banyan”), Banyan Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and the undersigned investors (collectively, the “Investor”).

RECITALS

WHEREAS, the Sponsor currently holds shares of Banyan Class B common stock, par value $0.0001 per share, initially purchased in a private placement prior to Banyan’s initial public offering (the “Founder Shares”);

WHEREAS, Banyan expects to hold a special meeting of stockholders (the “Meeting”) for the purpose of approving, among other things, amendments (the “Extension Amendments”) to Banyan’s Amended and Restated Certificate of Incorporation (the “Charter”) and the Investment Management Trust Agreement, dated January 19, 2022, by and between Banyan and Continental Stock Transfer & Trust Company, as trustee (the “Trust Agreement”) to extend the date by which Banyan must consummate an initial business combination (the “Initial Business Combination”) by an additional eight months from April 24, 2023 to December 24, 2023 (the “Extension”);

WHEREAS, the Charter and the Trust Agreement provide that a stockholder of Banyan may redeem its shares of Class A common stock, par value $0.0001 per share, initially sold as part of the units in Banyan’s initial public offering (whether they were purchased in our initial public offering or thereafter in the open market) (the “Public Shares” and together with the Founder Shares, the “Common Shares”) in connection with the implementation of the Extension Amendments, on the terms set forth in the Charter and the Trust Agreement (“Redemption Rights”);

WHEREAS, Banyan and the Sponsor entered into a letter agreement dated January 19, 2022 (the “Letter Agreement”) pursuant to which the transfer of the Founder Shares before the expiration of the Founder Shares Lock-Up Period (as defined in the Letter Agreement) is subject to certain restrictions contained therein;

WHEREAS, subject to the terms and conditions of this Agreement, the Sponsor desires to transfer to Investor, and Investor desires to acquire from the Sponsor, that number of Founder Shares set forth opposite such Investor’s name on Exhibit A (the “Assigned Securities”), to be transferred to Investor in connection with Banyan’s completion of its Initial Business Combination, and, prior to the transfer of the Assigned Securities to Investor, the Sponsor desires to assign the economic benefits of the Assigned Securities to Investor.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor and the Sponsor hereby agree as follows:

1.       Terms of Transfer.

1.1.

Upon the terms and subject to the conditions of this Agreement, if (a) as of 5:30 PM, New York time, on the date of the Meeting, Investor holds the Investor Shares (as defined below), (b) Investor does not exercise (or exercised and validly rescinds) its Redemption Rights with respect to such Investor Shares in connection with the Meeting, and (c) the Extension is approved at the Meeting, the Extension Amendments are implemented and Banyan meets the continued or initial listing requirements to be listed on the New York Stock Exchange immediately following the Meeting and the implementation of the Extension Amendments, then the Sponsor hereby agrees to assign and transfer to Investor for no additional consideration the Assigned Securities set forth on Exhibit A, and the Sponsor further agrees to assign to Investor the Economic Interest (as defined below) associated with the Assigned Securities. “Investor Shares” shall mean an amount of the Public Shares presently held by Investor equal to the lesser of (i) [_____] Public Shares, and (ii) 9.9% of the Public Shares that are not to be redeemed, including those Public Shares subject to non-redemption agreements with other Banyan stockholders similar to this Agreement on or about the date of the Meeting. The Sponsor and Banyan agree to provide Investor with the final number of Investor Shares subject to this Agreement no later than 9:30 a.m. Eastern on the first business day following the date of the Meeting (and in all cases a sufficient amount of time to allow Investor to reverse any exercise of Redemption Rights with regard to any Investor Shares), provided, that such amount shall not exceed [_____] Public Shares.

1.2.	The Sponsor and Investor hereby agree that the assignment of the Assigned Securities hereunder shall be subject to the conditions that, and shall not be effected unless and until, (i) the Initial Business Combination is consummated; and (ii) Investor (or its Permitted Transferees) executes the Joinder (as defined in Section 1.8). For purposes hereof, “Permitted Transferee” means any affiliate of Investor.

Upon the satisfaction of the foregoing conditions, as applicable, the Sponsor shall promptly transfer (and no later than two (2) business days following the closing of the Initial Business Combination) the Assigned Securities to Investor (or its Permitted Transferees) free and clear of any liens or other encumbrances, other than pursuant to Section 7 of the Letter Agreement, restrictions on transfer imposed by the securities laws, and any successor or similar agreement entered into in connection with the Initial Business Combination (which shall be no less favorable or more restrictive than what is set forth in the Letter Agreement). The Sponsor and Banyan covenant and agree to facilitate such transfer to Investor (or its Permitted Transferees) in accordance with the foregoing.

1.3.	Adjustment to Share Amounts. If at any time the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, subdivision or reclassification of the Common Shares or other similar event, then, as of the effective date of such consolidation, combination, subdivision, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in the Common Shares.

1.4.	Merger or Reorganization, etc. If prior to the assignment of the Assigned Shares to Investor there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving Banyan in which its Common Shares are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of Common Shares, the Sponsor shall transfer, with respect to each Founder Share to be transferred hereunder, upon the Sponsor’s receipt thereof, the kind and amount of securities, cash or other property into which the Assigned Securities converted or exchanged and the Economic Interest shall be with respect to such kind and amount of securities, cash or other property.

1.5.	Forfeitures, Transfers, etc. Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges or earn-outs for any reason on the Assigned Securities. Investor acknowledges that, pursuant to the Amended and Restated Limited Liability Company Agreement of the Sponsor (the “Sponsor LLC Agreement”), prior to, or at the time of, the Initial Business Combination, the managers of the Sponsor have the authority to cause the Sponsor to subject the Founder Shares to earn-outs, forfeitures, transfers or other restrictions, or amend the terms under which the Founder Shares were issued or any restrictions or other provisions relating to the Founder Shares set forth in the instruments establishing the same (including voting in favor of any such amendment) or enter into any other arrangements with respect to the Founder Shares, and that the managers are authorized to effectuate such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements, including arrangements relating to the relaxation or early release of restrictions, in such amounts and pursuant to such terms as they determine in their sole and absolute discretion for any reason. Sponsor acknowledges and agrees that any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements shall apply only to the Founder Shares other than the Assigned Securities and the terms and conditions applicable to the Assigned Securities and the Economic Interest shall not be changed as a result of any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements; provided that Investor acknowledges that the Assigned Securities shall be subject to restrictions on transfers set forth in Section 7 of the Letter Agreement.

1.6.	Delivery of Shares; Other Documents. At the time of the transfer of Assigned Securities hereunder, the Sponsor shall deliver the Assigned Securities to Investor by transfer of book-entry shares effected through Banyan’s transfer agent. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.7.	Assignment of Registration Rights. Concurrent with the transfer of Assigned Securities to Investor under this Agreement, the Sponsor hereby assigns all of its rights, duties and obligations to Investor with respect to the Assigned Securities under that certain Registration Rights Agreement, dated January 19, 2022, by and among Banyan, the Sponsor and the other parties signatory thereto (the “Registration Rights Agreement”), and hereby represents and confirms to Investor that, upon Investor’s receipt of the Assigned Securities, (i) Investor shall be a “Holder” under the Registration Rights Agreement and (ii) the Assigned Securities shall be “Registrable Securities” under the Registration Rights Agreement. This Agreement constitutes the Sponsor’s written notice to Banyan of such assignment in accordance with the Registration Rights Agreement (if required). Investor shall execute the Joinder, pursuant to which, Investor will be bound by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Assigned Securities (upon acquisition thereof) as “Registrable Securities” thereunder.

1.8.	Joinder to Letter Agreement. In connection with the transfer of the Assigned Securities to Investor, Investor (or its Permitted Transferees) shall execute a joinder to the Letter Agreement and the Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the “Joinder”) pursuant to which Investor (or its Permitted Transferees) shall agree with Banyan to be bound solely by Section 7 of the Letter Agreement solely with respect to the Assigned Securities and by the terms and provisions of the Registration Rights Agreement as a “Holder” thereunder with respect to the Assigned Securities (upon acquisition thereof) as “Registrable Securities” thereunder. Notwithstanding anything in this Agreement or the Joinder to the contrary, Investor shall be released with respect to the Assigned Securities from any transfer or lock-up restrictions under the Letter Agreement or the Registration Rights Agreement to the same extent any other holder is released from such restrictions with respect to its remaining Founder Shares.

1.9.	Termination. This Agreement and each of the obligations of the undersigned shall terminate on the earlier of (a) the failure of Banyan’s stockholders to approve the Extension at the Meeting, (b) Banyan’s abandonment of the Extension prior to the implementation of the Extension Amendments, (c) the fulfillment of all obligations of parties hereto, (d) the liquidation or dissolution of Banyan, (e) the mutual written agreement of the parties hereto; or (f) if Investor exercises its Redemption Rights with respect to any Investor Shares in connection with the Meeting and such Investors Shares are actually redeemed in connection with the Meeting. Notwithstanding any provision in this Agreement to the contrary, the Sponsor’s obligation to transfer the Assigned Securities to Investor shall be conditioned on (i) the satisfaction of the conditions set forth in Section 1.2 and (ii) such Investor Shares not being redeemed in connection with the Meeting.

2.       Assignment of Economic Interest.

2.1.	Upon satisfaction of the conditions set forth in Section 1.1, the Sponsor hereby assigns to Investor all of its economic right, title and interest in and to that number of Assigned Securities set forth on Exhibit A (the “Economic Interest”), subject to adjustment as set forth in Section 2.2. The Economic Interest represents the Sponsor’s right to receive dividends and other distributions made by Sponsor pursuant to the Sponsor LLC Agreement allocated to that number of Assigned Securities set forth on Exhibit A represented by the Founder Shares held directly by the Sponsor.

2.2.	If at any time the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, split or reclassification or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, the number of shares underlying the Economic Interest shall be adjusted in proportion to such increase or decrease in outstanding Founder Shares. The foregoing shall not apply to a reclassification of the share capital of Banyan in connection with the closing of the Initial Business Combination.

2.3.	Investor acknowledges and agrees that it is not a member of Sponsor, it has no right to vote on matters of the Sponsor as a result of the Assigned Securities or Economic Interest, or to vote with respect to any Assigned Securities, and it has no right to vote Assigned Securities prior to transfer of any such shares to Investor pursuant to this Agreement.

2.4.	Investor acknowledges and agrees that if it has a right pursuant to its Economic Interest to receive any dividends or other distributions paid in Common Shares or other non-cash property, the Sponsor shall transfer all of its right, title and interest in such dividends or distributions concurrently with the transfer of the Assigned Securities to such Investor pursuant to Section 1. The Sponsor agrees to hold all such money in trust and agrees that it shall not withdraw any such funds once received prior to the transfer of the Assigned Securities to Investor.

2.5.	If the conditions to the transfer of the Founder Shares in Section 1 are not satisfied with respect to any Founder Shares, then Investor shall automatically assign its Economic Interest in such Founder Shares back to the Sponsor, for no consideration.

3.	Representations and Warranties of Investor. Investor represents and warrants to, and agrees with, the Sponsor that:

3.1.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Assigned Securities.

3.2.	Accredited Investor. At the time Investor was offered the Assigned Securities (including the Economic Interest), it was, and as of the date hereof such Investor is, an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the offer and sale contemplated hereby are being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

3.3.	No General Solicitation. Such Investor did not learn of the investment in the Assigned Securities as a result of any general solicitation or general advertising.

3.4.	Intent. Investor is acquiring the Assigned Securities solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted) and not with a view to the distribution thereof in violation of the Securities Act, and Investor has no present arrangement to sell Assigned Securities to or through any person or entity except as may be permitted hereunder.

3.5.	Restrictions on Transfer; Trust Account; Redemption Rights.

3.5.1.	Investor acknowledges and agrees that, prior to their transfer hereunder, the Assigned Securities are, and following any transfer to Investor will continue to be, subject to the transfer restrictions as set forth in Section 7 of the Letter Agreement.

3.5.2.	Investor acknowledges and agrees that the Assigned Securities are not entitled to, and have no redemption rights nor any other right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of Banyan’s initial public offering were deposited (the “Trust Account”) or are distributed as a result of any dissolution or liquidation of Banyan or liquidation of the Trust Account.

3.5.3.

Investor, solely for the benefit of and, notwithstanding anything else herein, enforceable only by Banyan, agrees to waive any right that it may have to elect to have Banyan redeem any Investor Shares, and agrees not to redeem or otherwise exercise any right to redeem the Investor Shares, in each case solely in connection with the Extension, and agrees to reverse and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Extension. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability (i) to redeem any Public Shares other than the Investor Shares, (ii) to trade or redeem any Public Shares (other than the Investor Shares) in its discretion and at any time or (iii) to trade or redeem any Investor Shares in its discretion and at any time after the date of the Meeting (other than, for the avoidance of doubt, in connection with the implementation of the Extension Amendments).

3.5.4.

Investor acknowledges and understands that (a) the Assigned Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer Assigned Securities, such Assigned Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction and subject to the restrictions set forth in Section 7 of the Letter Agreement, and (b) the Assigned Securities may be subject to legends and stock transfer instructions consistent with the foregoing. Investor agrees that, if any transfer of the Assigned Securities or any interest therein is proposed to be made (other than pursuant to an effective registration statement or Rule 144 under the Securities Act), as a condition precedent to any such transfer, Investor may be required to deliver to Banyan an opinion of counsel satisfactory to Banyan that registration is not required with respect to the Assigned Securities to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Assigned Securities.

3.6.	Sophisticated Investor. Investor is sophisticated in business and financial matters and able to evaluate the risks and benefits of the investment in the Assigned Securities.

3.7.	Risk of Loss. Investor is aware that an investment in the Assigned Securities is highly speculative and subject to substantial risks. Investor is cognizant of and understands the risks related to the acquisition of the Assigned Securities, including those restrictions described or provided for in this Agreement, the Sponsor LLC Agreement and the Letter Agreement pertaining to transferability. Investor is able to bear the economic risk of its investment in the Assigned Securities for an indefinite period of time and able to sustain a complete loss of such investment.

3.8.	Independent Investigation. Investor has relied upon an independent investigation of Banyan and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Sponsor or any representatives or agents of the Sponsor, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of Banyan and has had an opportunity to ask questions of, and receive answers from, Banyan’s management concerning Banyan and the terms and conditions of the proposed sale of the Assigned Securities and has had full access to such other information concerning Banyan as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

3.9.	Disclosure of Information. Investor or its advisor has had an opportunity to receive, review and understand all information related to Banyan requested by it and to ask questions of and receive answers from Banyan regarding Banyan, its business and the terms and conditions of the offering of the Assigned Securities, and has conducted and completed its own independent due diligence. Such Investor acknowledges receipt of copies of Banyan’s filings made with the U.S. Securities and Exchange Commission (the “SEC”) that are available on the SEC’s EDGAR system. Based on the information such Investor or its advisor has deemed appropriate, and without reliance on Banyan, Sponsor or its advisor, Investor has independently made its own analysis and decision to enter into this Agreement. Such Investor or its advisor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate), including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

3.10.	Organization and Authority. If an entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Assigned Securities, enter into this Agreement and perform all the obligations required to be performed by Investor hereunder.

3.11.	Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Assigned Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Assigned Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale or transfer of the Assigned Securities. Investor’s subscription and payment for and continued beneficial ownership of the Assigned Securities will not violate any applicable securities or other laws of Investor’s jurisdiction.

3.12.	Authority. This Agreement has been validly authorized, executed and delivered by Investor and is a valid and binding agreement enforceable against Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.13.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby will not (i) result in a violation of Investor’s organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

3.14.	No Intent to Effect a Change of Control; Ownership. Such Investor has no present intent to effect a “change of control” of Banyan as such term is understood under the rules promulgated pursuant to Section 13(d) of the Securities Exchange Act of 1934 Act, as amended (the “Exchange Act”).

3.15.	No Advice from Sponsor. Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the form of Letter Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, the Sponsor, Banyan, the Assigned Securities, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.16.	Reliance on Representations and Warranties. Investor understands that the Assigned Securities are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Sponsor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

3.17.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Investor in connection with the acquisition of the Assigned Securities nor is Investor entitled to or will accept any such fee or commission.

3.18.	No Pending Actions. There is no action pending against Investor or, to the Investor’s knowledge, threatened against Investor, before any court, arbitrator or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Investor of its obligations under this Agreement.

4.	Representations and Warranties of Sponsor. The Sponsor represents and warrants to, and agrees with, Investor that:

4.1.	Power and Authority. The Sponsor is a limited liability company duly formed and validly existing and in good standing as a limited liability company under the laws of Delaware and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder, including the assignment, sale and transfer the Assigned Securities and the assignment of the Economic Interest.

4.2.	Authority. All corporate action on the part of the Sponsor and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by Investor) constitutes the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3.	Title to Securities. The Sponsor is the record and beneficial owner of, and has good and marketable title to, the Assigned Securities and will, immediately prior to the transfer of the Assigned Securities to Investor, be the record and beneficial owner of the Assigned Securities, in each case, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally and applicable securities laws). The Assigned Securities to be transferred, when transferred to Investor as provided herein, will be free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally, under the Letter Agreement and applicable securities laws). The Assigned Securities are duly authorized, fully paid, and non-assessable.

4.4.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the certificate of formation or the Sponsor LLC Agreement, (ii) any agreement or instrument to which the Sponsor is a party or by which it is bound (including the Letter Agreement and the Sponsor LLC Agreement), or (iii) any law, statute, rule or regulation to which the Sponsor is subject or any order, judgment or decree to which the Sponsor is subject, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults or violations which would not reasonably be expected to prevent the Sponsor from fulfilling its obligations under this Agreement. The Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement, including the transfer the Assigned Securities and the assignment of the Economic Interest in accordance with the terms hereof.

4.5.	No General Solicitation. The Sponsor has not offered the Assigned Securities by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or the internet or broadcast over television, radio or the internet or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.6.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Sponsor in connection with the sale of the Assigned Securities nor is the Sponsor entitled to or will accept any such fee or commission.

4.7.

Transfer Restrictions. Until termination of this Agreement, the Sponsor shall retain a number of its Founder Shares at least equal to the aggregate of the number of the Assigned Securities and the number of securities that constitute “Assigned Securities” under any other similar agreement that the Sponsor enters into (or as previously entered into) and shall retain all economic benefits related to such securities.

4.8.	Reliance on Representations and Warranties. The Sponsor understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement.

4.9.	No Pending Actions. There is no action pending against the Sponsor or Banyan or, to the Sponsor’s or Banyan’s knowledge, threatened against the Sponsor or Banyan, before any court, arbitrator or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor or Banyan of its obligations under this Agreement.

5.	Trust Account. Until the earlier of (a) the consummation of Banyan’s Initial Business Combination; (b) the liquidation of the Trust Account; and (c) 24 months from consummation of Banyan’s initial public offering or such later time as the stockholders of Banyan may approve in accordance with the Charter and the Trust Agreement, Banyan will maintain the investment of funds held in the Trust Account in U.S. government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, as determined by the Company. After the date that is 24 months from the date of the consummation of Banyan’s initial public offering, Banyan will maintain the investment of funds held in the Trust Account in cash in interest-bearing demand deposit accounts or certificates of deposit until the earlier of (a) the consummation of Banyan’s Initial Business Combination; or (b) the liquidation of the Trust Account. Banyan further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Public Shares, including, but not limited to, in connection with a liquidation of Banyan if it does not effect a business combination prior to its termination date.

6.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware.

7.	Assignment; Entire Agreement; Amendment.

7.1.	Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by either the Sponsor or Investor to any person shall require the prior written consent of the other party; provided, that no such consent shall be required for any such assignment by Investor to one or more Permitted Transferees that executes a Joinder hereto.

7.2.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

7.3.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

7.4.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

9.	Counterparts. This Agreement may be executed in counterparts, which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.	Survival; Severability.

10.1.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

10.2.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.	Disclosure; Waiver. As soon as practicable, but in no event later than 9:30 a.m., New York City time, on the business day immediately after execution of this Agreement, Banyan will file (to the extent that it has not already filed) a Current Report on Form 8-K under the Exchange Act reporting the material terms of this Agreement, the transactions contemplated hereby and any other material, non-public information that Banyan has provided to Investor at any time prior to such filing. Upon such filing, to Banyan’s knowledge, Investor shall not be in possession of any material non-public information received from Banyan or any of its officers, directors or employees. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. Banyan agrees that the name of Investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. Investor (i) acknowledges that the Sponsor may possess or have access to material non-public information which has not been communicated to Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she or it may now have or may hereafter acquire, whether presently known or unknown, against the Sponsor or any of Banyan’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential business combination involving Banyan, including without limitation, any claims arising under Rule 10b-5 of the Exchange Act; and (iii) is aware that the Sponsor is relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in this Section 12, in connection with the transactions contemplated by this Agreement. Banyan shall, by 5:00 p.m., New York City time, on the first business day immediately following the date of the Meeting, issue one or more press releases or file with the SEC a Current Report on Form 8-K disclosing, to the extent not previously publicly disclosed, any other material, non-public information that Banyan has provided to Investor at any time prior to such filing.

13.	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor and the Sponsor as, and the Sponsor acknowledges that Investor and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that Investor and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

14.	Most Favored Nation. In the event the Sponsor or Banyan enter one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting, the Sponsor and Banyan represent that the terms of such other agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of Investor. In the event that another investor is afforded any such more favorable terms than Investor, the Sponsor shall promptly inform Investor of such more favorable terms in writing, and Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[INVESTOR]

By:
Name:
Title:

COMPANY:

BANYAN ACQUISITION CORPORATION

By:
Name:
Title:

SPONSOR:

BANYAN ACQUISITION SPONSOR LLC

By:
Name:
Title:

[Signature Page to Non-Redemption Agreement]

Exhibit A

Investor	Assigned Securities / Economic Interest Assigned	Number of Public Shares to be Held as Investor Shares
Address:	[_____] Shares of Class B Common Stock	[_____] Shares of Class A Common Stock
SSN/EIN:

EXHIBIT B

FORM OF JOINDER

TO

LETTER AGREEMENT

AND

REGISTRATION RIGHTS AGREEMENT

[●], 2023

Reference is made to that certain Non-Redemption Agreement and Assignment of Economic Interest, dated as of [●], 2023 (the “Agreement”), by and among the investors listed on Exhibit A to the Agreement (“Investor”), Banyan Acquisition Corporation (“Banyan”) and Banyan Acquisition Sponsor LLC (the “Sponsor”), pursuant to which Investor acquired securities of Banyan from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date first set forth above, that Investor (i) shall become a party to that certain Letter Agreement, dated January 19, 2022, by and among Banyan and the Sponsor (as it exists on the date of the Agreement, the “Letter Agreement”), solely with respect to Section 7 of the Letter Agreement, and shall be bound by, and shall be subject to the restrictions set forth under, the terms and provisions of such section of the Letter Agreement as an Insider (as defined therein) solely with respect to its Assigned Securities; and (ii) shall become a party to that certain Registration Rights Agreement, dated January 19, 2022, by and among Banyan, the Sponsor and the other parties signatory thereto (as it exists on the date of the Agreement, the “Registration Rights Agreement”), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Assigned Securities (together with any other equity security of Banyan issued or issuable with respect to any such Assigned Securities by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Letter Agreement (to the extent applicable to Investor) and in the Registration Rights Agreement is between Banyan and Investor, solely, and not between and among Investor and the other stockholders of Banyan signatory thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

[INVESTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

BANYAN ACQUISITION CORPORATION

By:
Name:
Title: